Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 24, 2020 relating to the combined financial statements of the Cognyte Business of Verint Systems Inc., appearing in Amendment No.1 to Form 20-F of Cognyte Software Ltd.

/s/ Deloitte & Touche LLP

January 29, 2021

New York, New York